UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021 (November 2, 2021)

Riot Blockchain, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33675	84-1553387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 6th Street, Suite 401 Castle Rock, CO 80104
(Address of principal executive offices)

(303) 794-2000
(Registrant’s telephone number, including area code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 2, 2021, Riot Blockchain, Inc. (“Riot,” “us,” “we,” “our,” or the “Company”) entered into a Non-Fixed Price Sales and Purchase Agreement, dated effective as of October 31, 2021, (the “Purchase Agreement”) with Bitmain Technologies Limited (“Bitmain”) to acquire 9,000 additional Antminer model S-19j Pro (100 Terahash per second (“TH/s”) or better) Bitcoin mining computers (the “Miners”) with a purchase price of approximately $56.25 million (subject to adjustments, offsets and costs as set forth in the Purchase Agreement) (the “Purchase Price”).

Pursuant to the Purchase Agreement, the Miners will be rated to produce approximately 900,000 TH/s of mining power in the aggregate and will be delivered in six batches of approximately 1,500 Miners (each, a “Batch”) on a monthly basis between May 2022 and October 2022.

Riot paid a refundable down payment of 25% of the total Purchase Price in connection with the execution of the Purchase Agreement, and, subject to the terms and conditions of the Purchase Agreement, will pay the remainder of the Purchase Price as follows: (i) 35% of the Purchase Price per Batch due five months in advance of the scheduled shipment date for the Batch, and (ii) the remaining 40% per Batch due one month in advance of the shipment date for such Batch.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed with the Securities and Exchange Commission (the "Commission") as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On November 5, 2021, the Company entered into an amendment (“Amendment No. 1”) to its Executive Employment Agreement, dated as of April 6, 2021, with its Chief Operating Officer (principal operating officer) (“COO”), Megan M. Brooks, (the “Brooks Employment Agreement”), to reflect the new compensation arrangement approved by the Compensation and Human Resources Committee of Riot’s Board of Directors (the “Board”).

The Compensation and Human Resources Committee of the Board authorized this new compensation arrangement in recognition of Ms. Brooks’ significant contributions to the integration of the Company and its subsidiary, Whinstone US, Inc. (“Whinstone”), as well as to the ongoing development and expansion of the Company’s Bitcoin Miner fleet and the capacity at the Company’s Rockdale, Texas Whinstone mining facility.

Pursuant to Amendment No. 1, the Company has increased Ms. Brooks’ annual base salary to $325,000 per year for the remainder of the three-year term of the Brooks Employment Agreement, effective immediately, and granted Ms. Brooks an additional equity award of 6,000 restricted stock units (“RSUs”) under the Company’s Riot Blockchain, Inc. 2019 Equity Incentive Plan, as amended, (the “2019 Equity Plan”). Contingent upon Ms. Brooks’ entry into an equity award agreement under the 2019 Equity Plan, these 6,000 RSUs will be eligible to vest in four equal quarterly tranches, commencing on January 1, 2022, subject to the terms and conditions of the applicable equity award agreement and the 2019 Equity Plan.

Except for this salary increase, the terms and conditions of the Brooks Employment Agreement, as disclosed by the Company in its current report on Form 8-K filed on April 7, 2021, remain unchanged.

The foregoing description of Brooks Employment, as amended by Amendment No. 1, does not purport to be complete and is qualified in its entirety by reference to the complete text of Amendment No. 1 to the Brooks Employment Agreement, filed as Exhibit 10.2 to this Report and incorporated by reference herein, and of the Brooks Employment Agreement, filed as Exhibit 10.1 to the Company's current report on Form 8-K, filed with the Commission on April 7, 2021, and incorporated by reference herein.

Item 7.01 – Regulation FD Disclosure.

On November 3, 2021, Riot Blockchain issued a press release (the “Press Release”) announcing its Bitcoin mining production and other operations updates for October 2021. A copy of the Press Release is attached hereto as Exhibit 99.1 and is also available on the “Investors” page of our website, www.riotblockchain.com/investors, under the “News and Events – Press Releases” tab (https://www.riotblockchain.com/investors/news-events/press-releases).

The information furnished pursuant to this Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Riot Blockchain communicates information about the Company through our company website (www.riotblockchain.com/), our investor relations website (www.riotblockchain.com/investors), our filings with the Commission, press releases, public conference calls, webcasts, site tours and our various social media accounts. We post information about the Company (which may or may not be material) via the following social media accounts: our Twitter handle (@RiotBlockchain), our LinkedIn page (https://www.linkedin.com/company/riot-blockchain/) and on our Facebook page (https://www.facebook.com/RiotBlockchain/). We also post updates specific to the development of our Whinstone Bitcoin mining facility through Whinstone’s social media accounts, including Whinstone’s Twitter handle (@WhinstoneUS) and its Facebook page (https://www.facebook.com/whinstoneus/). The social media channels used by Riot Blockchain and its subsidiary, Whinstone, may be updated by the Company from time to time.

Although Riot Blockchain does not intend for its social media accounts to be its primary method of disclosure for material information, it is possible that certain information the Company posts on its social media accounts may be deemed material to investors. Therefore, Riot Blockchain is notifying investors, the media and other interested parties that it intends to use its social media accounts, together with its investor relations website, traditional press releases, and filings with the Commission, to publish important information about the Company, including information that may be deemed material to investors. Riot Blockchain encourages investors, the media and other interested parties to review the information we post on our investor relations website and social media channels, in addition to information announced by the Company through our filings with the Commission, press releases, webcasts and other presentations.

Item 8.01 – Other Events.

Effective as of January 1, 2022, the Board has approved, on the recommendation of the Company’s Compensation and Human Resources Committee, a change to the compensation offered for service as a non-employee director of the Company by establishing a monthly cash retainer of an additional $1,000 for service as a chairperson of each of the Board’s three standing committees (the Audit Committee, the Compensation and Human Resources Committee, and the Governance and Nominating Committee). Except with respect to this additional $1,000 monthly cash retainer, the Company’s director compensation package remains as set forth in the Annual Report for the year ended December 31, 2020, as amended, as filed with the Commission on Form 10-K on March 31, 2021, as amended on Form 10-K/A on April 30, 2021.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report, including those made in the documents incorporated by reference herein, that are not statements of historical fact may be forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. The assumptions and expectations expressed in these forward-looking statements may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. These forward-looking statements may include, but are not limited to, statements about the benefits of our acquisition of Whinstone US, Inc., including financial and operating results of both companies following the acquisitions, and the Company’s plans, objectives, expectations and intentions for the future. Among the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, include, but are not limited to: unaudited estimates of BTC production; our future hash rate growth (expressed in terms of exahashes per second (EH/s)); our anticipated benefits of immersion-cooling, our expected schedule of new miner deliveries; our ability to successfully deploy new miners; MW capacity under development; the integration of the businesses of the Company and Whinstone may not be successful, or such integration may take longer or be more difficult, time-consuming or costly to accomplish than anticipated; failure to otherwise realize anticipated efficiencies and strategic and financial benefits from the acquisition of Whinstone; and the impact of COVID-19 on us, our customers, or on our suppliers in connection with our estimated timelines. Detailed information regarding other factors that may cause actual results to differ materially from those expressed or implied by statements in this press release may be found in the Company’s filings with the SEC, including in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our other filings with the SEC, including, but not limited to the additional risk factors set forth in the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2021, copies of which may be obtained from the SEC’s website, www.sec.gov. All forward-looking statements included in this Current Report, including those made in the documents incorporated by reference herein, are made only as of the date of this Current Report and, as applicable the date of the documents incorporated by reference herein. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this Current Report and the documents incorporated by reference herein are cautioned not to place undue reliance on such forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1†	Non-Fixed Price Sales and Purchase Agreement by and between Riot Blockchain, Inc. and Bitmain Technologies Limited, dated effective as of October 31, 2021, for the acquisition of 9,000 additional Antminer model S-19j Pro (100 TH/s) Miners.
10.2	Amendment No. 1 to the Brooks Employment Agreement, dated effective November 5, 2021.
99.1*	Press Release, dated November 3, 2021 (furnished pursuant to Item 7.01 of this Current Report).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Portions of this Exhibit have been omitted as confidential information.
* The information contained in this Press Release is furnished but not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

 S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIOT BLOCKCHAIN, INC.

By:	/s/ Jeffrey McGonegal
Jeffrey McGonegal
Chief Financial Officer

Date: November 8, 2021